Exhibit 99.4

MYRTLE RECOVERY CENTERS, INC.

UNAUDITED CONDENSED FINANCIAL STATEMENTS

F-1

MYRTLE RECOVERY CENTERS, INC.

UNAUDITED CONDENSED BALANCE SHEET

June 13,
2024

ASSETS
Current assets:
Cash	$5,757
Accounts receivable, net	283,313
Other current asset	2
Total current assets	289,072

Property and equipment, net	221,045

Total assets	$510,117

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$265,993
Accrued payroll	63,711
Accrued expenses	1,769
Loans from Parent	453,782
Note payable to Parent	1,610,617
Total current liabilities	2,395,872

Commitments and contingencies (Note 6)

Stockholders’ deficit:

Common stock, $0.01 par value, 102 shares authorized,
102 shares issued and outstanding	1
Additional paid-in-capital	101
Accumulated deficit	(1,885,857)
Total stockholders’ deficit	(1,885,755)
Total liabilities and stockholders’ deficit	$510,117

The accompanying notes are an integral part of these condensed financial statements.

F-2

MYRTLE RECOVERY CENTERS, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

	January 1 to June 13, 2024
Net Revenues	$
		281,117
Operating expenses:
Direct costs of revenues		263,304
General and administrative expenses (includes related party charges of $277,922)		771,557
Depreciation		13,458
Total operating expenses		1,048,319

Loss before income taxes		(767,202)
Provision for income taxes		–

Net loss		$(767,202)

The accompanying notes are an integral part of these condensed financial statements.

F-3

MYRTLE RECOVERY CENTERS, INC.

UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period January 1 to June 13, 2024

	Common Stock		Additional paid-in	Accumulated	Stockholders’
	Shares	Amount	capital	Deficit	Deficit

Balance at December 31, 2023	102	$1	$101	$(1,118,655)	$(1,118,553)
Net loss	-	-	-	(767,202)	(767,202)
Balance at June 13,2024	102	$1	$101	$(1,885,857)	$(1,885,755)

The accompanying notes are an integral part of these condensed financial statements.

F-4

MYRTLE RECOVERY CENTERS, INC.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

January 1 to June 13, 2024

Cash flows used in operating activities:
Net loss	$(767,202)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	13,458
Changes in operating assets and liabilities:
Accounts receivable	(143,895)
Accounts payable	86,908
Accrued expenses	32,545
Net cash used in operating activities	(778,186)

Cash flows used in investing activities	-

Cash flows provided by financing activities:
Proceeds from note payable and loans from Parent	782,681
Net cash provided by financing activities	782,681

Net change in cash	4,495

Cash at beginning of period	1,262

Cash at end of period	$5,757

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

F-5

MYRTLE RECOVERY CENTERS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the Period January 1 to June 13, 2024

Note 1 – Formation and Basis of Presentation

Formation

On June 8, 2022, Rennova Health, Inc. and its subsidiaries (“RHI” or “Parent”) founded its subsidiary, Myrtle Recovery Centers, Inc. (“Myrtle”), a Tennessee corporation, to pursue opportunities in the behavioral health sector, initially in rural markets. Myrtle is leveraging RHI’s existing physical locations and corporate and regional infrastructure to offer behavioral health services, including substance abuse treatment, with plans to duplicate the model in different locations. Services are provided on either an inpatient, residential basis or an outpatient basis.

On April 11, 2023, Myrtle sold shares of its common stock equivalent to a 1.961% ownership stake in Myrtle for de minimis value to an unaffiliated individual licensed as a physician in Tennessee. The shares have certain transfer restrictions, including the right of the subsidiary to transfer the shares to another physician licensed in Tennessee for de minimis value. The shares were sold to the individual for Tennessee healthcare regulatory reasons.

On August 10, 2023, Myrtle was granted a license by the Department of Mental Health and Substance Abuse Services of Tennessee to operate an alcohol and drug treatment facility in Oneida, Tennessee. The facility, which is located at RHI’s Big South Fork Medical Center campus in Onida, Tennessee, commenced operations and began accepting patients on August 14, 2023. The facility offers alcohol and drug residential detoxification and residential rehabilitation treatment services for up to 30 patients. On November 1, 2023, Myrtle began accepting patients at its Nonresidential Office-Based Opiate Treatment Facility (“OBOT”). The OBOT is located adjacent to Myrtle’s alcohol and drug treatment facility in Oneida, Tennessee and supplements the existing residential rehabilitation and detoxification services offered at Myrtle.

Recent Event

On June 10, 2024, Myrtle and RHI entered into an agreement with FOXO Technology Inc. (“FOXO”) wherein RHI agreed to exchange all of its equity interest in Myrtle for $0.5 million payable in shares of FOXO’s Class A Common Stock and a note payable due on demand, subject to certain post-closing adjustments (the “Transaction”). The Transaction closed effective June 14, 2024. On June 25, 2024, FOXO and RHI agreed under the terms of a consent and waiver that in the event that the New York Stock Exchange (“NYSE”) determines that the total number of FOXO Class A Common Stock payable under the Transaction cannot be issued prior to receipt of approval by FOXO’s shareholders, FOXO agreed to issue the maximum number of shares permissible by NYSE and to provide a note for the balance payable that can be paid by FOXO in cash at any time or in FOXO shares upon receipt of the required approvals. Accordingly, on July 17, 2024, FOXO issued to RHI 1.0 million shares of its Class A Common Stock and a note payable in the amount of $0.3 million.

Basis of Presentation

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and require management to make certain judgments, estimates, and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also may affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters. These unaudited condensed financial statements should be read in conjunction with Myrtle’s audited annual financial statements and notes thereto.

The financials statements include assets and liabilities of Myrtle. All significant intercompany transactions between Myrtle and Parent have been included within the caption “Loans from Parent” on the Balance Sheets and Cash Flow Statements and all external debt of RHI not directly attributable to Myrtle has been excluded from the Balance Sheets of Myrtle. See the discussion of charges made by RHI to Myrtle in the paragraph below.

Cost Allocations and Charges

During the period January 1 to June 13, 2024, RHI charged Myrtle for rent and hoteling expenses in connection with Myrtle’s use of and physical location on RHI’s Big South Fork Medical Center’s campus and RHI charged Myrtle management fees to cover various corporate costs incurred in the operation of Myrtle’s business. However, the financial statements of Myrtle do not reflect the actual expenses that would have been incurred and do not reflect Myrtle’s results of operations, financial position and cash flows had Myrtle been a standalone company during the periods presented. Actual costs that would have been incurred if Myrtle had been a standalone company would depend on multiple factors, including organizational structure, capital structure, and strategic decisions made in various areas, including information technology and infrastructure. Transactions among Myrtle and RHI have been included as related party transactions in the financial statements. The total net effect of these transactions is reflected in the Statement of Cash Flows as a financing activity and on the Balance Sheet as “Loans from Parent.” See Note 5.

F-6

On June 1, 2024, Myrtle and RHI entered into a management agreement as more fully discussed in Note 5 and on June 14, 2023, Myrtle and RHI entered into a lease agreement as more fully discussed in Note 8.

Comprehensive Loss

During the period January 1 to June 13, 2024, comprehensive loss was equal to the net loss amounts presented in the Statement of Operations.

Going Concern

Under Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements—Going Concern, Myrtle has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed Myrtle’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

The accompanying financial statements have been prepared in accordance with U.S. GAAP. The financial statements have been prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. Myrtle has accumulated losses and has negative cash flows from operations and, at June 13, 2024, had a working capital deficit and accumulated deficit of $2.1 million and $1.9 million, respectively. In addition, Myrtle’s cash position is critically deficient. All of this raises substantial doubt about Myrtle’s ability to continue as a going concern.

Management’s plans with respect to Myrtle’s ability to continue as a going concern are as follows: As discussed in Notes 1 and 8, effective June 14, 2024, RHI exchanged all of its equity interest in Myrtle for $0.5 million payable in shares of FOXO’s Class A Common Stock and a note, subject to certain post-closing adjustments. The sale is intended, among other things, to: (1) result in improved business and operational decision-making and greater strategic and management focus for Myrtle; (2) improve the ability of Myrtle to expand its business locations and to attract, retain and incentivize employees; and (3) improve access to capital to funds its expansion.

There can be no assurance that Myrtle will be able to achieve its business plan, raise any additional capital or secure the additional financing necessary to implement its current operating and expansion plans. The ability of Myrtle to continue as a going concern is dependent upon its ability to significantly increase its revenues and achieve profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if Myrtle is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas of estimation include contractual allowances, allowances for doubtful accounts, impairment of assets and rates for depreciation and amortization, accrued and contingent liabilities, and future income tax obligations (benefits), among other items. Actual results could differ from those estimates and would impact future results of operations and cash flows.

F-7

Cash and Cash Equivalents

Myrtle considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Myrtle recognizes revenue in accordance with ASC, “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. Myrtle’s revenues relate to contracts with patients in which its performance obligations are to provide behavioral healthcare services to its patients. Revenues are recorded when charges are entered into the Company’s billing system which approximates the period its obligations to provide healthcare services are satisfied, subject to certain retrospective billing adjustments. Myrtle’s performance obligations for inpatient services are generally satisfied over periods averaging approximately 7 to 28 days depending on the service line, and revenues are recognized based on charges incurred. The contractual relationships with patients, in most cases, also involve third-party payers and the transaction prices for the services provided are dependent upon the terms provided or negotiated with the third-party payers. The payment arrangements with third-party payers for the services Myrtle provides to its patients typically specify payments at amounts less than its standard charges. Services provided to patients are generally paid at prospectively determined rates per diem. Management continually reviews the contractual estimation process to consider the frequent changes in managed care contractual terms resulting from contract negotiations. Under the revenue recognition accounting guidance, revenues are presented net of estimated contractual allowances and estimated implicit price concessions. Myrtle’s net revenues are based upon the estimated amounts it expects to be entitled to receive from third-party payers and patients based, in part, on Tennessee Medicaid rates.

The collection of outstanding receivables is Myrtle’s primary source of operating cash and is critical to its operating performance. The primary collection risks relate to patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. Implicit price concessions relate primarily to amounts due directly from patients. Accounts are written off when all reasonable internal and external collection efforts have been carried out. The estimates for implicit price concessions are based upon management’s assessment of historical write offs and expected net collections, business and economic conditions and other collection indicators.

Contractual Allowances and Doubtful Accounts Policy

Per the accounting guidance, Myrtle does not present “allowances for doubtful accounts” on its balance sheets, rather its accounts receivable is reported at realizable value, net of estimated contractual allowances and estimated implicit price concessions (also referred to as doubtful accounts). Historical collection and payer reimbursement experience is an integral part of the estimation process related to contractual allowances and doubtful accounts. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Revisions to the allowances for doubtful accounts are recorded as adjustments to revenues.

During the period January 1 to June 13, 2024, estimated contractual allowances and implicit price concessions of $1.6 million have been recorded as reductions to Myrtle’s revenues and accounts receivable balances to enable it to record its revenues and accounts receivable at the estimated amounts it expects to collect. As required by Topic 606, after estimated implicit price concessions and contractual and related allowance adjustments to revenues of $1.9 million for the period January 1 to June 13, 2024, Myrtle reported net revenues of $0.3 million. Myrtle continues to review the provisions for implicit price concessions and contractual allowances. See Note 3.

Impairment or Disposal of Long-Lived Assets

Myrtle accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) ASC 360, “Property, Plant and Equipment.” Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. Myrtle did not record asset impairment charges during the period January 1 to June 13, 2024.

F-8

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” Myrtle applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, Myrtle considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities that Myrtle has the ability to access at the measurement date.
●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).
●	Level 3 applies to assets or liabilities for which fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including Myrtle’s own assumptions.

At June 13, 2024, the carrying value of Myrtle’s accounts receivable, accounts payable and accrued expenses approximated their fair values due to their short-term natures. At June 13, 2024, the carrying value of Myrtle’s property and equipment represented their fair values.

Note 3 – Accounts Receivable

Accounts receivable at June 13, 2024 consisted of the following (unaudited):

June 13, 2024
Accounts receivable	$1,639,640
Less:
Contractual allowances	(1,356,327)
Allowance for doubtful accounts	-
Accounts receivable, net	$283,313

For the period January 1 to June 13, 2024, Myrtle did not incur bad debt recovery/(expense) and, therefore, there was no adjustment to revenues for bad debt recovery/(expense) in the period presented.

Note 4 – Property and Equipment

Property and equipment at June 13, 2024 consisted of the following (unaudited):

June 13, 2024
Leasehold improvements	$142,960
Furniture and equipment	84,699
Medical equipment	6,500
Software	7,775
241,934
Less accumulated depreciation	(20,889)
Property and equipment, net	$221,045

Property and equipment are depreciated on a straight-line basis over their respective lives. Leasehold improvements are being depreciated over ten years and furniture and equipment, medical equipment and software are being depreciated over lives ranging from one to seven years. Depreciation expense on property and equipment was $13,458 for the period January 1 to June 13, 2024. Management periodically reviews the valuation of property and equipment, for potential impairment. Management did not recognize any impairment of these assets during the period January 1 to June 13, 2024.

Note 5 – Note Payable and Loans from Parent

To fund its operations, Myrtle has relied on non-interest bearing loans from Parent. The loans totaled $0.5 million as of June 13, 2024. The loans are reflected on the Balance Sheet in the caption, “Loans from Parent.” On June 13, 2024, Myrtle issued a promissory note to Parent in the principal amount of $1.6 million to formalize a portion of the loans from Parent that were outstanding on that date. The promissory note is non-interest bearing, except if not paid by the maturity date of December 31, 2024, in which case the note will bear interest at 18% per annum. Under the terms of the Transaction, Myrtle will continue to owe these amounts to Parent. The Transaction is more fully discussed in Notes 1 and 8.

F-9

Related Party Charges

RHI charged Myrtle rent for use of RHI’s Big South Fork Medical Center campus and it charged hoteling expenses for ancillary services that it provides. These expenses, which are included in general and administrative expenses on the Statement of Operations, are as follows (unaudited):

January 1 to June 13, 2024

Rent expense	$180,167
Hoteling expenses	31,255
Management fees	66,500
Total related party charges	$277,922

Management Agreement

On June 1, 2024, Myrtle and RHI entered into a management agreement wherein RHI agreed to provide management and consulting services to Myrtle for a management fee of $15,000 per month. The agreement can be terminated by either party at any time without cause on thirty days written notice to the other party.

Lease Agreement

On June 14, 2024, Myrtle entered into a lease agreement with RHI. The lease agreement is more fully discussed in Note 8.

Note 6– Commitments and Contingencies

Concentration of Credit Risk

Credit risk with respect to accounts receivable is generally lower due to the nature of the customers comprising the customer base. Myrtle continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

Myrtle maintains its cash balances in high-credit-quality financial institutions. Myrtle expects that its cash balances may, at times in the future, exceed the deposit insurance limits provided by the Federal Deposit Insurance Corp., Inc.

Legal Matters

From time to time, Myrtle may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. Myrtle’s policy is to expense legal fees and expenses incurred in connection with legal proceedings in the period in which the expense is incurred. Myrtle operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on Myrtle’s financial position or results of operations. Management, in consultation with legal counsel, has determined that there are no known legal matters affecting Myrtle presently outstanding.

Note 7 – Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Improvements to Income Tax Disclosures, which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for Myrtle for annual periods beginning after December 15, 2025. Myrtle plans to adopt ASU 2023-09 effective January 1, 2026 applying a retrospective approach to all prior periods presented in the financial statements. Myrtle expects the adoption of this ASU to enhance its income tax disclosures.

Other pronouncements issued by the FASB with future effective dates are either not applicable or are not expected to have a material impact on the Myrtles’ financial position, results of operations or cash flows.

Note 8 – Subsequent Events

Lease Agreement

Myrtle entered into a formal lease agreement with RHI under which Myrtle agreed to lease facilities at RHI’s Big South Fork Medical Center campus beginning on June 14, 2024 for a term of one year with five annual options to renew for an additional year with an initial monthly base rental amount of $35,000 and annual rent increases equal to the greater of 3% and the consumer price index.

Exchange of RHI’s Equity Interest in Myrtle for FOXO Technologies Inc.’s Class A Common Stock/Note Payable

In connection with the Transaction with FOXO, which is more fully discussed in Note 1, on July 17, 2024, FOXO issued to RHI 1.0 million shares of its Class A Common Stock and a note payable in the amount of $0.3 million.

F-10